(Form of Proxy Card - Front)

                         URSTADT BIDDLE PROPERTIES INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          To be held on March 13, 2002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF URSTADT BIDDLE PROPERTIES INC.

The undersigned hereby constitutes and appoints Willing L. Biddle and Thomas D. Myers, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and vote all Common Stock or Class A Common Stock, par value $.01 per share, as applicable, of Urstadt Biddle Properties Inc. (the "Company") held of record as of the close of business on January 28, 2002, at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hyatt Regency Greenwich, Old Greenwich, Connecticut, on Wednesday, March 13, 2002, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted (i) FOR the election of two Directors of the Company to serve for three years, as set forth in Proposal 1; (ii) FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the ensuing fiscal year, as set forth in Proposal 2; and (iii) FOR the amendment of the Company's Restricted Stock Award Plan, as set forth in Proposal 3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations, need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company's Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Annual Meeting.



To change your address, please mark this box. [ ]


(Continued and to be signed and dated on reverse side.)


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                  (Form of Proxy Card - Reverse)

                                                                         Please sign name exactly as
                                                                         shown.  When there is more
                                                                         than one holder, each should
                                                                         sign.  When signing as an
Please vote and sign on this side      Votes must be indicated           attorney, administrator,
and return promptly in the enclosed    (X) in Black or Blue ink.         guardian or trustee, please
envelope.  Do not forget to date your                                    add your title as such.  If
proxy.                                                                   executed by a corporation or
                                                                         partnership, the proxy should
                                                                         be signed by a duly authorized
                                                                         person, stating his or  her
                                                                         title or authority.

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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THESE PROPOSALS

Proposal 1. To elect two Directors to serve for three years.

  FOR all nominees        WITHHOLD AUTHORITY to vote        *EXCEPTIONS  [    ]
  listed below[   ]       for all nominees listed below  [   ]


Nominees to serve for three years:          Peter Herrick and George J. Vojta

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*EXCEPTIONS:      _________________________________________


Proposal 2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for one year.

 FOR      [   ]          AGAINST   [   ]           ABSTAIN [   ]

Proposal 3.  To amend the Company's Restricted Stock Award Plan.

 FOR      [   ]          AGAINST   [   ]           ABSTAIN [   ]



                      Shareholder sign here                               Date

                      ---------------------------------                 -------

                      Co-Owner sign here

                      --------------------------------